Exhibit 99.1

Harris Corporation Reports Fiscal 2013 Third Quarter Results

MELBOURNE, Florida, April 30, 2013 — Harris Corporation (NYSE:HRS) reported revenue in the third quarter of fiscal 2013 of $1.20 billion compared with $1.37 billion in the prior year. GAAP income from continuing operations was $125 million, or $1.12 per diluted share, compared with $155 million, or $1.38 per diluted share. Non-GAAP income from continuing operations in the prior year was $163 million, or $1.42 per diluted share. Fiscal 2012 non-GAAP amounts exclude acquisition-related costs, and a reconciliation of GAAP to non-GAAP financial measures is provided in the tables. Orders in the third quarter were $1.13 billion compared with $1.48 billion in the prior year. The company generated strong free cash flow of $185 million in the third quarter compared with $152 million in the prior year.

“Third quarter results were in line with our preliminary release issued April 11 and weaker than previously expected primarily due to U.S. and international tactical radio procurement delays,” said William M. Brown, president and chief executive officer. “U.S. Government funding constraints resulting from the continuing resolution were magnified when sequestration was triggered. Additionally, in the international market several key tactical radio orders have been pushed to later in the year or early next fiscal year.”

“We recently announced company-wide restructuring actions that are expected to generate net annualized cost savings of approximately $40 to $50 million. These cost savings, combined with benefits from our ongoing focus on operational excellence and reduced discretionary spending, will allow us to be successful in a challenging government market environment while continuing to invest in R&D and fund strategic growth initiatives.”

RF Communications

Revenue in the third quarter for the RF Communications segment was $418 million compared with $538 million in the prior year. Tactical Communications revenue was $276 million, declining 31 percent, and Public Safety revenue was $142 million, increasing 2 percent. Operating income for the RF Communications segment was $116 million compared with $182 million in the prior year. Operating margin was 27.8 percent compared with 33.8 percent in the prior year, and reflects lower volume in Tactical Communications.

Orders for the segment totaled $486 million, including $297 million in Tactical Communications and $189 million in Public Safety. Book-to-bill was 1.16 for the segment. At the end of the third quarter, backlog was $582 million in Tactical Communications and $619 million in Public Safety.

During the quarter, Harris was awarded a $500 million increase in the ceiling value of its Indefinite Delivery Indefinite Quantity (IDIQ) contract with the U.S. Army Communications-Electronics Command

(CECOM), which supports international sales of military and land mobile radio systems under the U.S. Government’s Foreign Military Sales program. Harris received a variety of Falcon III® wideband vehicular, manpack and handheld radio orders, including $26 million from the U.S. Marine Corps and $19 million from the U.S. Navy. Harris also received a $10 million order from the U.S. Department of Defense for a new ISR device that combines wideband tactical communications and signals intelligence. Significant international orders included $40 million from the Royal Brunei Armed Forces for Falcon III VHF Combat Net and wideband manpack radios; $29 million from a country in Asia for Falcon III wideband manpack radios; $23 million from Australia for software upgrades; and $14 million from a country in Africa.

Public Safety orders in the quarter included $42 million from Chester County, Pennsylvania, and $19 million from Spotsylvania County, Virginia, to deploy P25 emergency communication systems; $23 million from the Commonwealth of Pennsylvania for a 2-year maintenance agreement extension to support the statewide radio system and manage the network operations center; and a $6 million order under a newly awarded $17 million contract from the U.S. Marine Corps to deploy a P25 system for the Marine Corps Installations East region that will also provide interoperability with civilian agencies.

Integrated Network Solutions

Revenue in the third quarter for the Integrated Network Solutions segment was $365 million, a 6 percent decrease compared with $388 million in the prior year as growth in CapRock Communications and Healthcare Solutions was more than offset by a decline in IT Services. Operating income for the segment was $30 million compared with $22 million in the prior year. Non-GAAP operating income in the prior year was $33 million.

CapRock Communications orders in the quarter included $24 million from several U.S. Government customers under the Defense Information Systems Agency (DISA) Future Commercial Satellite Communications Services Acquisition (FCSA) program and a $17 million follow-on order from CSnet International, Inc. for the operation and maintenance of a buoy-based subsea ocean observatory in the Mediterranean Sea. Harris also received in IT Services a $24 million follow-on order from the Canadian Department of National Defense for the CF-18 Avionics Optimized Weapons System Support program for the CF-18 Hornet fleet, and in Healthcare Solutions an award of a 4-year contract with a potential value of $38 million from the U.S. Department of Veterans Affairs to supply enterprise data warehouse services.

Government Communications Systems

Revenue in the third quarter for the Government Communications Systems segment was $442 million, a 6 percent decrease compared with $471 million in the prior year primarily due to lower revenue from Department of Defense customers. Operating income was $67 million compared with $64 million in the prior year. Operating margin was exceptional at 15.2 percent, resulting from strong program performance.

Discontinued Operations

As previously announced in the third quarter, Harris completed the sale of its Broadcast Communications business to an affiliate of The Gores Group, LLC for $225 million. The price included $160 million in cash, subject to customary adjustments, a $15 million subordinated promissory note and an earnout of up to $50 million based on future performance.

Earnings Guidance

The company reiterated its guidance announced April 11 for fiscal 2013 non-GAAP income from continuing operations in a range of $4.60 to $4.70 per diluted share, which excludes charges related to the announced restructuring and other actions ($3.95 to $4.33 per diluted share on a GAAP basis).

Harris will host a conference call today, April 30, at 8:30 a.m. Eastern Time (ET) to discuss its third quarter fiscal 2013 financial results. The dial-in numbers for the teleconference are (877) 474-9504 (U.S.) and (857) 244-7557 (International), using participant code 46595003. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at www.harris.com/conference-call. A recording of the call will be available on the Harris website beginning at 12 p.m. ET on April 30.

About Harris Corporation

Harris is an international communications and information technology company serving government and commercial markets in more than 125 countries. Headquartered in Melbourne, Florida, the company has approximately $5.5 billion of annual revenue and about 15,000 employees — including 6,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems and services. Additional information about Harris Corporation is available at www.harris.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including income from continuing operations and income from continuing operations per diluted share for the third quarter of fiscal 2012, excluding charges for acquisition-related costs; free cash flow for the third quarter of fiscal 2013 and the third quarter of fiscal 2012, in each case excluding cash flow for capital expenditures; operating income for the Integrated Network Solutions segment for the third quarter of fiscal 2012, excluding charges for acquisition-related costs; and the guidance range for fiscal 2013 income from continuing operations per diluted share, excluding charges related to restructuring and other actions. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings guidance for fiscal 2013; the timing of, and expected cost-savings from, restructuring and other actions; statements regarding operational excellence, reduced discretionary spending, success in a challenging government market environment, continuing investment and funding strategic growth initiatives; potential contract opportunities and awards; the potential value of contract awards; and statements regarding outlook. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: the actual timing of, and actual cost-savings from, restructuring and other actions; the loss of the company’s relationship with the U.S. Government or a shift in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration and cost-cutting initiatives); risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; the potential impact of a security breach, through cyber attack or otherwise, or other significant disruptions of the company’s IT networks and systems or those the company operates for customers; financial and government and regulatory risks relating to international sales and operations; the continued effects of the general downturn and weakness in the global economy and U.S. Government’s budget deficits, national debt, continuing resolutions and sequestration; the company’s ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events; strategic acquisitions and the risks and uncertainties related thereto, including the company’s ability to manage and integrate acquired businesses; performance of the company’s subcontractors and suppliers; potential claims that the company is infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; risks inherent in developing new technologies; changes in the company’s effective tax rate; the potential impact of natural disasters or other disruptions on the company’s operations; the potential impact of changes in the regulatory framework that applies to, or of satellite bandwidth constraints on, the company’s managed satellite and terrestrial communications solutions; the timing and impact of the anticipated disposition of the company’s Cyber Integrated Solutions operation and the timing and amount of anticipated gains, losses, impairments and charges related to such disposition; and changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired. Further information relating to factors that may impact the company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com

For additional information, contact Harris Corporation at webmaster@harris.com.

Table 1

HARRIS CORPORATION

FY ‘13 Third Quarter Summary

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

	Quarter Ended		Three Quarters Ended
	March 29, 2013	March 30, 2012	March 29, 2013	March 30, 2012
	(In millions, except per share amounts)

Revenue from product sales and services	$1,203.7	$1,368.8	$3,752.1	$4,015.1

Cost of product sales and services	(803.5)	(879.8)	(2,497.2)	(2,629.7)
Engineering, selling and administrative expenses	(202.5)	(242.0)	(613.8)	(687.7)
Non-operating income (loss)	(0.5)	8.1	(1.6)	11.7
Interest income	0.8	1.2	1.8	2.3
Interest expense	(27.6)	(28.7)	(83.1)	(85.9)

Income from continuing operations before income taxes	170.4	227.6	558.2	625.8
Income taxes	(45.8)	(73.2)	(166.8)	(206.0)

Income from continuing operations	124.6	154.4	391.4	419.8
Discontinued operations, net of income taxes	(30.3)	(508.5)	(338.3)	(520.5)

Net income (loss)	94.3	(354.1)	53.1	(100.7)
Noncontrolling interests, net of income taxes	0.5	0.9	4.4	2.2

Net income (loss) attributable to Harris Corporation	$94.8	$(353.2)	$57.5	$(98.5)

Net income (loss) per common share attributable to Harris Corporation common shareholders

Basic
Continuing operations	$1.12	$1.38	$3.52	$3.67
Discontinued operations	(0.27)	(4.53)	(3.01)	(4.53)

	$0.85	$(3.15)	$0.51	$(0.86)

Diluted
Continuing operations	$1.12	$1.38	$3.50	$3.66
Discontinued operations	(0.27)	(4.51)	(2.99)	(4.51)

	$0.85	$(3.13)	$0.51	$(0.85)

Cash dividends paid per common share	$0.37	$0.33	$1.11	$0.89

Basic weighted average common shares outstanding	110.6	112.3	111.5	114.9
Diluted weighted average common shares outstanding	111.2	112.9	112.1	115.5

Table 2

HARRIS CORPORATION

FY ‘13 Third Quarter Summary

BUSINESS SEGMENT INFORMATION

(Unaudited)

	Quarter Ended		Three Quarters Ended
	March 29, 2013	March 30, 2012	March 29, 2013	March 30, 2012
	(In millions)
Revenue
RF Communications	$417.7	$537.7	$1,348.4	$1,560.5
Integrated Network Solutions	364.5	388.2	1,136.5	1,192.2
Government Communications Systems	442.4	470.5	1,346.7	1,336.6
Corporate eliminations	(20.9)	(27.6)	(79.5)	(74.2)

	$1,203.7	$1,368.8	$3,752.1	$4,015.1

Income From Continuing Operations Before Income Taxes
Segment Operating Income:
RF Communications	$116.1	$181.6	$401.2	$508.0
Integrated Network Solutions	30.3	22.3	95.1	63.6
Government Communications Systems	67.1	64.1	199.7	190.1
Unallocated corporate expense	(14.0)	(18.6)	(48.4)	(59.2)
Corporate eliminations	(1.8)	(2.4)	(6.5)	(4.8)
Non-operating income (loss)	(0.5)	8.1	(1.6)	11.7
Net interest expense	(26.8)	(27.5)	(81.3)	(83.6)

	$170.4	$227.6	$558.2	$625.8

Table 3 HARRIS CORPORATION FY ‘13 Third Quarter Summary CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
	Three Quarters Ended
	March 29, 2013	March 30, 2012
	(In millions)
Operating Activities
Net income (loss)	$53.1	$(100.7)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	164.3	194.0
Share-based compensation	25.6	26.4
Non-current deferred income taxes	2.9	(57.6)
Gain on the sale of securities available-for-sale	(9.0)	—
Loss on the sale of discontinued operations	23.6	—
Impairment of assets of discontinued operations	320.7	562.0
(Increase) decrease in:
Accounts and notes receivable	88.0	(78.6)
Inventories	(31.7)	(18.7)
Increase (decrease) in:
Accounts payable and accrued expenses	(145.3)	(108.0)
Advance payments and unearned income	78.6	12.6
Income taxes	(66.5)	37.3
Other	8.9	14.5

Net cash provided by operating activities	513.2	483.2

Investing Activities
Net cash paid for acquired businesses	—	(14.0)
Cash paid for cost-method investment	(0.8)	(1.0)
Additions of property, plant and equipment	(124.9)	(157.4)
Additions of capitalized software	(6.6)	(17.9)
Proceeds from the sale of discontinued operations	147.4	—
Proceeds from the sale of securities available-for-sale	11.9	—

Net cash provided by (used in) investing activities	27.0	(190.3)

Financing Activities
Proceeds from borrowings	17.1	168.9
Repayments of borrowings	(140.9)	(3.7)
Proceeds from exercises of employee stock options	84.7	22.7
Repurchases of common stock	(274.6)	(448.4)
Cash dividends	(124.6)	(102.2)

Net cash used in financing activities	(438.3)	(362.7)

Effect of exchange rate changes on cash and cash equivalents	1.1	1.9

Net increase (decrease) in cash and cash equivalents	103.0	(67.9)

Cash and cash equivalents, beginning of year	356.0	366.9

Cash and cash equivalents, end of quarter	$459.0	$299.0

Table 4

HARRIS CORPORATION

FY ‘13 Third Quarter Summary

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	March 29, 2013	June 29, 2012
	(In millions)
Assets
Cash and cash equivalents	$459.0	$356.0
Receivables	672.0	750.2
Inventories	646.3	617.8
Income taxes receivable	68.6	12.0
Current deferred income taxes	152.4	160.5
Other current assets	89.8	71.2
Current assets of discontinued operations	37.2	632.7
Property, plant and equipment	666.9	659.4
Goodwill	1,693.1	1,695.3
Intangible assets	357.8	421.7
Non-current deferred income taxes	69.7	80.3
Other non-current assets	163.5	135.7

	$5,076.3	$5,592.8

Liabilities and Equity
Short-term debt	$33.8	$159.4
Accounts payable	298.4	381.0
Compensation and benefits	196.8	229.1
Other accrued items	286.9	269.6
Advance payments and unearned income	304.0	221.5
Income taxes payable	—	12.0
Current deferred income taxes	1.9	0.8
Current portion of long-term debt	315.1	4.8
Current liabilities of discontinued operations	4.7	136.2
Long-term debt	1,576.1	1,883.0
Long-term contract liability	100.2	109.5
Other long-term liabilities	282.2	239.8
Equity	1,676.2	1,946.1

	$5,076.3	$5,592.8

HARRIS CORPORATION

FY ‘13 Third Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of segments’ operating income; engineering, selling and administrative expenses; income from continuing operations before income taxes; income taxes; income from continuing operations; income from continuing operations attributable to Harris Corporation; and income from continuing operations per diluted common share attributable to Harris Corporation common shareholders, adjusted to exclude certain costs, charges, expenses and losses. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5

HARRIS CORPORATION

FY ‘13 Third Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Condensed Consolidated Statement of Income

(Unaudited)

	Quarter Ended March 29, 2013			Quarter Ended March 30, 2012
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)
Revenue from product sales and services	$1,203.7	$—	$1,203.7	$1,368.8	$—	$1,368.8

Cost of product sales and services	(803.5)	—	(803.5)	(879.8)	—	(879.8)
Engineering, selling and administrative expenses (A)	(202.5)	—	(202.5)	(242.0)	11.1	(230.9)
Non-operating income (loss)	(0.5)	—	(0.5)	8.1	—	8.1
Interest income	0.8	—	0.8	1.2	—	1.2
Interest expense	(27.6)	—	(27.6)	(28.7)	—	(28.7)

Income from continuing operations before income taxes	170.4	—	170.4	227.6	11.1	238.7
Income taxes (B)	(45.8)	—	(45.8)	(73.2)	(3.5)	(76.7)

Income from continuing operations	124.6	—	124.6	154.4	7.6	162.0
Noncontrolling interests, net of income taxes	0.5	—	0.5	0.9	—	0.9

Income from continuing operations attributable to Harris Corporation	$125.1	$—	$125.1	$155.3	$7.6	$162.9

Income from continuing operations per diluted common share attributable to Harris Corporation common shareholders	$1.12	$—	$1.12	$1.38	$0.04	$1.42

	Three Quarters Ended March 29, 2013			Three Quarters Ended March 30, 2012
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)
Revenue from product sales and services	$3,752.1	$—	$3,752.1	$4,015.1	$—	$4,015.1

Cost of product sales and services	(2,497.2)	—	(2,497.2)	(2,629.7)	—	(2,629.7)
Engineering, selling and administrative expenses (A)	(613.8)	—	(613.8)	(687.7)	30.4	(657.3)
Non-operating income (loss)	(1.6)	—	(1.6)	11.7	—	11.7
Interest income	1.8	—	1.8	2.3	—	2.3
Interest expense	(83.1)	—	(83.1)	(85.9)	—	(85.9)

Income from continuing operations before income taxes	558.2	—	558.2	625.8	30.4	656.2
Income taxes (B)	(166.8)	—	(166.8)	(206.0)	(9.2)	(215.2)

Income from continuing operations	391.4	—	391.4	419.8	21.2	441.0
Noncontrolling interests, net of income taxes	4.4	—	4.4	2.2	—	2.2

Income from continuing operations attributable to Harris Corporation	$395.8	$—	$395.8	$422.0	$21.2	$443.2

Income from continuing operations per diluted common share attributable to Harris Corporation common shareholders	$3.50	$—	$3.50	$3.66	$0.13	$3.79

Table 6

HARRIS CORPORATION

FY ‘13 Third Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Business Segment Information

(Unaudited)

	Quarter Ended March 29, 2013			Quarter Ended March 30, 2012
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)
Revenue
RF Communications	$417.7	$—	$417.7	$537.7	$—	$537.7
Integrated Network Solutions	364.5	—	364.5	388.2	—	388.2
Government Communications Systems	442.4	—	442.4	470.5	—	470.5
Corporate eliminations	(20.9)	—	(20.9)	(27.6)	—	(27.6)

	$1,203.7	$—	$1,203.7	$1,368.8	$—	$1,368.8

Income From Continuing Operations
Before Income Taxes
Segment Operating Income:
RF Communications	$116.1	$—	$116.1	$181.6	$—	$181.6
Integrated Network Solutions (C)	30.3	—	30.3	22.3	11.1	33.4
Government Communications Systems	67.1	—	67.1	64.1	—	64.1
Unallocated corporate expense	(14.0)	—	(14.0)	(18.6)	—	(18.6)
Corporate eliminations	(1.8)	—	(1.8)	(2.4)	—	(2.4)
Non-operating income (loss)	(0.5)	—	(0.5)	8.1	—	8.1
Net interest expense	(26.8)	—	(26.8)	(27.5)	—	(27.5)

	$170.4	$—	$170.4	$227.6	$11.1	$238.7

	Three Quarters Ended March 29, 2013			Three Quarters Ended March 30, 2012
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)
Revenue
RF Communications	$1,348.4	$—	$1,348.4	$1,560.5	$—	$1,560.5
Integrated Network Solutions	1,136.5	—	1,136.5	1,192.2	—	1,192.2
Government Communications Systems	1,346.7	—	1,346.7	1,336.6	—	1,336.6
Corporate eliminations	(79.5)	—	(79.5)	(74.2)	—	(74.2)

	$3,752.1	$—	$3,752.1	$4,015.1	$—	$4,015.1

Income From Continuing Operations
Before Income Taxes
Segment Operating Income:
RF Communications	$401.2	$—	$401.2	$508.0	$—	$508.0
Integrated Network Solutions (C)	95.1	—	95.1	63.6	30.4	94.0
Government Communications Systems	199.7	—	199.7	190.1	—	190.1
Unallocated corporate expense	(48.4)	—	(48.4)	(59.2)	—	(59.2)
Corporate eliminations	(6.5)	—	(6.5)	(4.8)	—	(4.8)
Non-operating income (loss)	(1.6)	—	(1.6)	11.7	—	11.7
Net interest expense	(81.3)	—	(81.3)	(83.6)	—	(83.6)

	$558.2	$—	$558.2	$625.8	$30.4	$656.2

Table 7

HARRIS CORPORATION

FY ‘13 Third Quarter Summary

Free Cash Flow Calculations

(Unaudited)

	Quarter Ended
	March 29,	March 30,
	2013	2012
	(In millions)
Net cash provided by operating activities	$233.7	$205.2
Less capital expenditures	(48.8)	(52.8)

Free cash flow	$184.9	$152.4

Table 8

HARRIS CORPORATION

FY ‘13 Third Quarter Summary

Reconciliation of Guidance for FY ‘13 Income from Continuing Operations per Diluted Share Attributable to Harris Corporation Common Shareholders

to Guidance for FY ‘13 Non-GAAP Income from Continuing Operations per Diluted Share Attributable to Harris Corporation Common Shareholders

(Unaudited)

Fiscal Year 2013
	Previous Guidance	Revised Guidance

GAAP income from continuing operations per diluted share attributable to Harris Corporation common shareholders	$5.00 to $5.20	$3.95 to $4.33

Charges associated with restructuring and other actions (D)	—	.37 to .65

Non-GAAP income from continuing operations per diluted share attributable to Harris Corporation common shareholders	$5.00 to $5.20	$4.60 to $4.70

HARRIS CORPORATION

FY ‘13 Third Quarter Summary

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

Notes to tables 5 through 8:

Note A – Adjustments to engineering, selling and administrative expenses for the quarter ended March 30, 2012 are due to integration and other costs associated with our acquisitions of CapRock Communications (“CapRock”) and the Global Connectivity Services business of the Schlumberger group (“Schlumberger GCS”) ($11.1 million combined). Adjustments to engineering, selling and administrative expenses for the three quarters ended March 30, 2012 are due to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS ($28.1 million combined) and Carefx Corporation (“Carefx”) ($2.3 million).

Note B – Adjustments to our income taxes are based on the applicable tax rate in the jurisdiction to which the item applies.

Note C – Adjustments to our Integrated Network Solutions segment operating income for the quarter ended March 30, 2012 are due to integration and other costs associated with our acquisitions of CapRock and Schlumberger GCS ($11.1 million combined). Adjustments to our Integrated Network Solutions segment operating income for the three quarters ended March 30, 2012 are due to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS ($28.1 million combined) and Carefx ($2.3 million).

Note D – Adjustments for estimated pre-tax charges of $65 million to $115 million ($41 million to $72 million after-tax or $.37 to $.65 per diluted share) in connection with company-wide restructuring and other actions we expect to implement primarily in the fourth quarter of fiscal 2013, including workforce reductions, facility consolidation and prepayment of debt.